Exhibit 10.1

WUHAN GENERAL GROUP (CHINA), INC.

2007 STOCK OPTION PLAN

ARTICLE I
PURPOSE

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates by associating their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of Options in accordance with the Plan and any other procedures that may be established by the Committee. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE II
DEFINITIONS

“Affiliate” means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 414(b) or 414(c) except that, in making any such determination, 50 percent shall be substituted for 80 percent under such Code Sections and the related regulations.

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Option granted to such Participant.

“Board” means the Board of Directors of the Company.

“Cause” has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (i) the Participant’s willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Affiliate or any supervisory personnel of the Participant; (ii) any criminal act or act of dishonesty or willful misconduct by the Participant; (iii) the material breach by the Participant of the terms of any confidentiality, noncompetition, non-solicitation or other agreement that the Participant has with the Company or any Affiliate or (iv) acts by the Participant of willful malfeasance or gross negligence in a matter of material importance to the Company or any Affiliate.

“Change in Control” means the occurrence of any of the following events:

(a) The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Company’s voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iv) by any Person pursuant to a merger, consolidation or reorganization (a “Business Combination”) that would not cause a Change in Control under clauses (i) and (ii) of subsection (b) below, or (v) by Xu Jie, any Person who is a member of Xu Jie’s family within the meaning of Section 267(c)(4) of the Code or any Person controlled by Xu Jie and/or his family; or

(b) Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the then outstanding shares of common stock and at least fifty percent (50%) of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to the Business Combination, and (ii) a majority of the members of the Board of Directors of the entity resulting from that Business Combination holding a majority of the voting power of such Board of Directors were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for that Business Combination and as a result of or in connection with such Business Combination, no Person has a right to dilute either of such percentages by appointing additional members to the Board of Directors or otherwise without election or other action by the stockholders; or

(c) A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under clauses (i) and (ii) of subsection (b) above; or

(e) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under clauses (i) and (ii) of subsection (b) above.

“Code” means the Internal Revenue Code of 1986 and any amendments thereto.

“Committee” means the Compensation Committee of the Board. If and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Code Section 162(m).

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” means Wuhan General Group (China), Inc., a Nevada corporation, and any successor thereto.

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and in a consistent manner and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the “average selling price” during a specified period that is within thirty (30) days before or thirty (30) days after such valuation date, as reported by such source as the Committee shall select, provided that the Committee must irrevocably specify the commitment to grant the Option to the Participant with an exercise price set using such an “average selling price” before the beginning of the specified period. For this purpose, the term “average selling price” refers to the arithmetic mean of such selling prices on all trading days during the specified period, or the average of such prices over the specified period weighted based on the volume of trading of such stock on each trading day during such specified period. The Committee must designate the recipient of the Option, the number and class of shares of Common Stock that are subject to the Option, and the method for determining the exercise price, including the period over which the averaging will occur, before the beginning of the specified averaging period. Notwithstanding the foregoing, if applicable foreign law requires that the Option be priced based upon a specific price averaging method and period, an Option granted in accordance with such applicable foreign law will be treated as meeting the foregoing requirements, provided the averaging period does not exceed thirty (30) days. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, each Affiliate and each Participant.

“Incumbent Board” means a Board of Directors at least a majority of whom consists of individuals who either are (a) members of the Company’s Board as of the effective date of the adoption of this Plan or (b) members who become members of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

“Named Executive Officer” means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or Chief Financial Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. All Options granted under the Plan shall be non-qualified stock options that are not subject to Section 422 of the Code.

“Participant” means an employee of the Company or an Affiliate, a member of the Board or the Board of Directors of an Affiliate (whether or not an employee), or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

“Plan” means this Wuhan General Group (China), Inc. 2007 Stock Option Plan, in its current form and as hereafter amended.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

“P.R.C.” means the People’s Republic of China.

“SAFE” means the State Administration of Foreign Exchange of the P.R.C.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability, and forfeitability of all or any part of an Option, among other terms. Notwithstanding any such conditions, the Committee may, in its discretion and whether or not in connection with a Change in Control, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final, conclusive and binding on all parties. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Option.

To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Options to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not Named Executive Officers. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (i) all Options granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (ii) all Options granted to an individual who is a Named Executive Officer shall be made by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Code Section 162(m).

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such board member is an employee) and any other person or entity that provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such person or entity to participate in this Plan. To the extent required by P.R.C. law, the Committee shall apply to the SAFE for approval of the persons who will participate in the Plan and satisfy all applicable registration and other requirements for such persons to be eligible to receive Options under the Plan.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01. Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Option, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

5.02. Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 3,000,000 shares. The maximum number of shares of Common Stock that may be issued shall be subject to adjustment as provided in Article VII.

5.03. Individual Limit

In any calendar year, no Participant may be granted Options that relate to more than 500,000 shares of Common Stock. If an Option that a Participant holds is cancelled or subject to a repricing within the meaning of the regulations under Code Section 162(m) (after the requisite stockholder approval of such repricing), the cancelled Option shall continue to be counted against the maximum number of shares of Common Stock for which Options may be granted to the Participant in any calendar year as required under Code Section 162(m). The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article VII.

5.04. Reissue of Options and Shares

Shares of Common Stock that are subject to Options that expire, or for any reason are cancelled, terminated or forfeited, fail to vest, or for any other reason are not delivered under the Plan, shall again be available for issuance pursuant to subsequent Options under the Plan. Such shares of Common Stock, with respect to the portion of that Option that is cancelled, terminated, forfeited, fails to vest or is otherwise not delivered, will be treated for purposes of Section 5.02 above as if they had never been issued. Shares of Common Stock that are otherwise reacquired from the Participant or the Participant’s transferee to pay the exercise price of an Option or to satisfy the minimum applicable tax withholding obligation of the Company or an Affiliate with respect to an Option shall not be treated, for purposes of Section 5.02 above, as shares of Common Stock available for issuance under the Plan and shall not be so available.

ARTICLE VI
OPTIONS

6.01. Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant. The date of grant shall be the date the Committee has approved the intended recipients and the essential terms of the Options being granted. Each grant shall be evidenced by an Agreement.

6.02. Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than (i) the Fair Market Value of a share of Common Stock on the date the Option is granted, (ii) the Conversion Price (as that term is defined in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (the “Preferred Stock)) of the Company’s Preferred Stock at the date of grant, or (iii) the Warrant Price (as that term is defined in the Company’s Series A, B, C, J, AA, BB, and JJ Warrants (collectively, the “Warrants”)) of the Company’s Warrants at the date of grant.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

6.04. Nontransferability

Except as otherwise provided in an applicable Agreement, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution, and, so, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. Notwithstanding the foregoing, if the Agreement so provides, an Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise of Options granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.06. Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (i) by surrendering shares of Common Stock to the Company that the Participant already owns; (ii) by a cashless exercise through a broker; (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.07. Employee Status

If the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service; the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. Except as otherwise provided in an applicable Agreement, a Participant’s employment or continuous service shall not be deemed interrupted or terminated by any change in employment or service status of a Participant, so long as the Participant continues to be an employee, director or other service provider of the Company or any Affiliate. Any Participant who is employed by or performs services for an Affiliate shall be considered to have terminated employment or service for purposes of this Plan if such Affiliate no longer qualifies as an Affiliate of the Company, unless the Participant remains employed by the Company or any other Affiliate.

6.08. Change in Control

Notwithstanding any provision of any Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (i) declare that some or all outstanding Options previously granted under the Plan, whether or not then exercisable, shall terminate as of a date before or on the Control Change Date without any payment to the holder of the Option, provided the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding Options for at least seven (7) days before such date to the extent then exercisable (or to the extent such Options would have been exercisable as of the Control Change Date), (ii) terminate before or on the Control Change Date some or all outstanding Options previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder of the Option, with respect to each share of Common Stock for which the Option is then exercisable (or for which the Option would have been exercisable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such portion of the Option over the Option price (provided that outstanding Options that are not then exercisable and that would not become exercisable on the Control Change Date, and Options with respect to which the Fair Market Value of the Common Stock subject to the Options does not exceed the Option price, shall be cancelled without any payment therefor) or (iii) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Option (which value for purposes of Options that are not then exercisable and that would not become exercisable as of the Control Change Date, and Options with respect to which the Fair Market Value of the Common Stock subject to the Options does not exceed the Option price, shall be deemed to be zero). The payments described in (ii) above may be made in any manner the Committee determines, including in cash, stock or other property (whether or not part of the consideration of the Change in Control). The Committee may take the actions described in (i) or (ii) above with respect to Options that are not then exercisable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take any of the actions described in this Section 6.08 contingent on consummation of the Change in Control and with respect to some or all outstanding Options, whether or not then exercisable, or on an Option-by-Option basis, which actions need not be uniform with respect to all outstanding Options. However, the Options shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control. The Committee may provide in an applicable Agreement that a Participant’s outstanding Options shall be fully exercisable on and after a Control Change Date or immediately before the date the Options will be terminated in connection with the Change in Control, as described above.

6.09. Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of shares of Common Stock thereunder.

ARTICLE VII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares and the kind of shares that may be issued under the Plan, the maximum number of shares and the kind of shares subject to outstanding Options, the exercise price of outstanding Options, and the per individual limitations on the number of shares that may be issued pursuant to Options shall be adjusted as the Board shall determine to be equitably required in the event (i) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation, or distribution to stockholders other than a cash dividend; (ii) the Company engages in a transaction Code Section 424 describes or (iii) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In addition, the Committee may make such other adjustments to the terms of any Options to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article VII by the Board shall be final and conclusive. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to Options without any payment therefor. Notwithstanding the foregoing, any such adjustment shall be made in such a manner that will not adversely affect the status of any Option intended to be excepted from treatment as deferred compensation under Section 409A of the Code or otherwise result in failure to comply with Section 409A of the Code.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares or kind of shares that may be issued pursuant to Options, the per individual limitations on the number of shares or kind of shares that may be issued pursuant to Options or the terms of outstanding Options.

The Committee may grant Options in substitution for stock options, restricted stock, restricted stock units, stock appreciation rights, incentive awards and other equity awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article VII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Options shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE VIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

8.01. Compliance

No Option shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements and, to the extent applicable, registration, notice and withholding requirements under the laws of the P.R.C.), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Option may bear such legends and statements as the Committee may deem advisable to assure compliance with all applicable laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option shall be exercisable, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

By way of example and not limitation, the Company shall (i) comply with applicable notice and registration requirements of the SAFE, (ii) implement appropriate currency exchange procedures with respect to Options under the Plan and payments, remittances and deposits in connection therewith, (iii) file such reports with the SAFE as may be necessary under law, (iv) prepare and distribute any required disclosures (whether to Participants or otherwise) regarding the Plan and any Options hereunder and (v) take any and all other actions to comply with the legal requirements of the P.R.C. and the SAFE with respect to the Plan and any Options granted hereunder.

8.02. Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Option for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Option under the securities laws or under the laws of the P.R.C. or any foreign jurisdiction in which the Options will be granted; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any applicable law, including without limitation, any domestic or foreign securities or tax laws, including without limitation the P.R.C. and any applicable requirements of the SAFE; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Option or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Option and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock as to which the Option shall lapse because of such postponement.

8.03. Forfeiture of Payment

A Participant shall be required to forfeit any and all rights under Options or to reimburse the Company for any payment under any Option (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement.

ARTICLE IX
LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant hereunder must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article IX are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article IX, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid to the Participant. For purposes of this Section, (i) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (a) is less than the sum of all payments and benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE X
GENERAL PROVISIONS

10.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

10.02. Unfunded Plan

This Plan shall be unfunded, and the Company shall not be required to segregate any assets under this Plan. Any liability of the Company to any person with respect to any Option under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

10.04. Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant or exercise of Options granted thereunder (including any such requirements under the laws of the P.R.C.). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay the minimum required withholding obligations (i) by surrendering shares of Common Stock that the Participant already owns (but only for the minimum required withholding); (ii) by a cashless exercise through a broker; (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the aforementioned methods of payment. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Option hereunder as applicable law (including without limitation the laws of the P.R.C.) requires.

10.05. Section 409A of the Code

Notwithstanding anything to the contrary contained herein, no Options granted under this Plan are intended to be deferred compensation within the meaning of Section 409A of the Code. Towards that end, all Options are intended to qualify for an exemption from Section 409A of the Code. The Plan will be administered and construed by the Committee in a manner to fulfill such intent. Notwithstanding the foregoing, the Company shall not be liable to any Participant if any Option fails to be exempt or in compliance with Section 409A of the Code.

10.06. Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

10.07. Governing Law

This Plan and all Options granted hereunder shall be governed by the laws of the State of Nevada, except to the extent federal law or the laws of the P.R.C. apply.

10.08. Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options, stock appreciation rights, restricted stock awards, incentive awards or restricted stock units for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options or assume options of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

10.09. Repurchase of Common Stock

The Company or its designee may have the option and right to purchase any Option or any shares of Common Stock issued pursuant to any Option in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Options under the Plan.

10.10. Other Conditions

The Committee, in its discretion, may, as a condition to the grant, exercise or payment of an Option, require the Participant on or before the date of grant, exercise or payment of the Option to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a stockholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Option. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Option shall be granted, exercised or paid and the number of shares of Common Stock that would have been subject to such Option shall be added to the remaining shares of Common Stock available under the Plan.

10.11. Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Option that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Option and the Option will not be exercisable (whether or not previously exercisable) on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

10.12. Repricing of Options

Notwithstanding any other provisions of this Plan, this Plan does not permit (i) any repricing or decrease in the exercise price of any outstanding Options, (ii) the issuance of any replacement Options, which shall be deemed to occur if a Participant agrees to forfeit an existing Option in exchange for a new Option with a lower exercise price, or (iii) the Company to repurchase underwater or out-of-the-money Options, which shall be deemed to be those Options with exercise prices in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, if such repurchase would be considered to be a repricing under United States Generally Accepted Accounting Principles.

ARTICLE XI
CLAIMS PROCEDURES

The Committee shall provide only those benefits to which the Committee in its sole discretion determines the Participant is entitled under the terms of the Plan and any applicable Agreement. If the Participant has not received the benefits to which the Participant believes he or she is entitled under such Option, then the Participant must submit a written claim for such benefits to the Committee within 90 days of the date the Participant tried to exercise the Option or the claim will be forever barred.

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made within 30 days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than 90 days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within 90 days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XII
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Options without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by applicable law or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) provide for additional types of awards under the Plan, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than as a result of Article VII) or (iii) modify the requirements as to eligibility for participation in the Plan. Additionally, to the extent required by the laws of the P.R.C., the Company shall notify the relevant authority of any amendment to the Plan.

The Committee may amend any outstanding Options to the extent it deems appropriate; provided, however, that no amendment to an outstanding Option may adversely impair the rights of a Participant without the Participant’s consent. Notwithstanding the preceding sentence, however, the Committee may amend any outstanding Option without Participant consent if, as determined by the Committee in its sole discretion, such amendment is required to either (i) comply with Code Section 409A or (ii) prevent the Participant from being subject to any excise tax or penalty for failure to comply with, or be exempt from, Code Section 409A. Notwithstanding the foregoing, none of the Company and its Affiliates or the Committee shall be liable to any Participant if an Option is subject to Code Sections 409A or 280G or the Participant otherwise is subject to any excise tax or penalty under Code Sections 409A or 4999.

ARTICLE XIII
DURATION OF PLAN

No Option may be granted under this Plan on and after November 30, 2017 (10 years following the effective date of the Plan). Options granted before that date shall remain valid in accordance with their terms.

ARTICLE XIV
EFFECTIVE DATE OF PLAN

The Plan is effective on November 30, 2007, the date of adoption by the Board, contingent, however, on approval of the Plan by the Company’s stockholders within 12 months of such date. Options may be granted under this Plan as of the effective date, provided that no Option shall be effective or exercisable unless the Company’s stockholders approve the Plan within 12 months of the Board’s adoption of the Plan.